Salibello & Broder
                          Certified Public Accountants
                               510 Seventh Avenue
                               New York, NY 10019



                                             August 16, 1999






                    Re: Q-Seven Systems, Inc. and Subsidiary


To Whom It May Concern:

     In order to compile the financial statements required for inclusion in Form 10-QSB for the quarter ended June 30, 1999, financial data and other information had to be assembled from several different sources. Certain data and information necessary to complete the compilation of the financial statements was not received in time for it to be analyzed and recorded in the books of the Company and/or it subsidiary. Therefore, it was not possible to timely complete the compiled financial statements.


                                             Very truly yours,
                                             SALIBELLO & BRODER



                                             By:  /s/ Gary Broder
                                                  ------------------------
                                                  Gary Broder, Partner